Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements Nos. 333-288796, 333-291884 and 333-293441 on Form F-1 of our report dated March 20, 2026, relating to the consolidated financial statements of Rubico Inc, appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2025.We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Certified Public Accountants S.A.

Athens, Greece

March 27, 2026